UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)
                              March 15, 2000


                         PHILLIPS PETROLEUM COMPANY
         (Exact name of registrant as specified in its charter)


    Delaware                1-720                  73-0400345
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)


        Phillips Building, Bartlesville, Oklahoma      74004
        (Address of principal executive offices)     (Zip Code)



        Registrant's telephone number, including area code:
                            918-661-6600


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Item 5.  Other Events.

On March 15, 2000, Phillips Petroleum Company, a Delaware corporation (Phillips or the company), announced it had signed a definitive agreement to purchase all of Atlantic Richfield Company's (ARCO)
Alaskan businesses (referred to herein as ARCO Alaska).


Item 7.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

     Basis of Presentation

     The following unaudited pro forma financial statements reflect Phillips' initial purchase price of $6.5 billion for the acquisition of all of Atlantic Richfield Company's Alaskan businesses, herein referred to as ARCO Alaska. The acquisition is being accounted for using the purchase method. The purchase of ARCO Alaska is retroactive to January 1, 2000, and the activity from that point to the closing of the transaction will be reflected as an adjustment to the purchase price. The following unaudited pro forma financial statements represent the combination of the pro forma adjusted consolidated historical financial statements of Phillips and the combined financial statements of ARCO Alaska.

     Phillips' historical consolidated income statement for the year ending December 31, 1999, and its consolidated balance sheet at December 31, 1999, have been adjusted on a pro forma basis to reflect the March 31, 2000, disposition of the company's gas gathering, processing and marketing business and the acquisition of 30.3 percent of Duke Energy Field Services LLC as reported in Phillips Petroleum Company's Current Report on Form 8-K filed on April 13, 2000. The unaudited pro forma income statement contained herein was prepared assuming the Phillips and ARCO Alaska combination occurred January 1, 1999, while the unaudited pro forma balance sheet was prepared as if the combination occurred December 31, 1999.

     This pro forma financial information is not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effective on the dates indicated. Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be obtained in the future.


                                  1

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     This pro forma financial information should be read in
     conjunction with the historical financial statements included in Phillips' Annual Report on Form 10-K for the year ended
     December 31, 1999, and the historical combined ARCO Alaska financial statements included in Phillips Petroleum Company's Current
     Report on Form 8-K, filed on April 18, 2000. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may materially differ from the estimates and assumptions used.

     This preliminary purchase price allocation may be subject to revision once additional information on the fair value of ARCO Alaska's assets and liabilities becomes available and once a thorough review of ARCO Alaska's accounting policies and procedures has been completed. Actual purchase accounting adjustments may therefore differ from the pro forma information presented here. This preliminary allocation also does not reflect any effects of the Alignment Agreement announced on April 13, 2000, between the various owners of the Prudhoe Bay Unit. The Alignment Agreement, scheduled to be implemented
     July 1, 2000, will alter working interest percentages between the owners and establish BP Amoco p.l.c. as the sole operator of the Prudhoe Bay Unit, retroactive to January 1, 2000.


                                  2

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---------------------------------------------------------------------------
Unaudited Pro Forma Consolidated                 Phillips Petroleum Company
Statement of Income

                                         Millions of Dollars
                          -------------------------------------------------
                                                                   Phillips
                          Phillips                                 and ARCO
Year Ended                      As                 Pro Forma         Alaska
December 31, 1999         Adjusted  ARCO Alaska  Adjustments       Combined
                          --------  -----------  -----------       --------
                             (a)
Revenues
Sales and other
  operating revenues       $12,815        1,822            -         14,637
Equity in earnings of
  affiliated companies         167            1            -            168
Other revenues                 179           58          (18)(b)        219
---------------------------------------------------------------------------
    Total Revenues          13,161        1,881          (18)        15,024
---------------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                   7,832           20            -          7,852
Production and operating
  expenses                   1,886          298           31 (c)      2,215
Exploration expenses           225           50            7 (d)        282
Selling, general and
  administrative expenses      665           54            -            719
Depreciation, depletion
  and amortization             822          363           94 (d)      1,279
Property impairments            69            -            -             69
Taxes other than income
  taxes                        213          239            -            452
Interest expense               279            9          330 (e)        618
Foreign currency
  transaction losses            33            -            -             33
Preferred dividend
  requirements of
  capital trusts                53            -            -             53
---------------------------------------------------------------------------
    Total Costs and
      Expenses              12,077        1,033          462         13,572
---------------------------------------------------------------------------
Income before income
  taxes                      1,084          848         (480)         1,452
Provision for income
  taxes                        537          293         (158)(f)        672
---------------------------------------------------------------------------
Net Income                 $   547          555         (322)           780
===========================================================================

Net Income Per Share of
  Common Stock
    Basic                  $  2.16                                     3.09
    Diluted                   2.15                                     3.07
---------------------------------------------------------------------------

Average Common Shares
  Outstanding
    (in thousands)
      Basic                252,827                                  252,827
      Diluted              254,433                                  254,433
---------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.


                                  3

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---------------------------------------------------------------------------
Unaudited Pro Forma Consolidated                 Phillips Petroleum Company
Condensed Balance Sheet

                                         Millions of Dollars
                          -------------------------------------------------
                                                                   Phillips
                          Phillips                                 and ARCO
                                As                 Pro Forma         Alaska
At December 31, 1999      Adjusted  ARCO Alaska  Adjustments       Combined
                          --------  -----------  -----------       --------
                             (a)
Assets
Cash and cash
  equivalents              $ 1,273            7       (1,031)(d)        249
Accounts and notes
  receivable                 1,710           57            -          1,767
Inventories                    515           70          170 (g)        755
Deferred income taxes
  and other current
  assets                       309            6            -            315
---------------------------------------------------------------------------
    Total Current Assets     3,807          140         (861)         3,086
Investments and
  long-term receivables      1,099          397         (395)(b)      1,101
Properties, plants and
  equipment (net)           10,046        4,838        1,567 (d)     16,451
Deferred income taxes
  and other charges            183           11            -            194
---------------------------------------------------------------------------
Total                      $15,135        5,386          311         20,832
===========================================================================

Liabilities
Accounts payable           $ 1,501           90            -          1,591
Notes payable and
  long-term debt due
  within one year               23            -            -             23
Accrued income and
  other taxes                  448           80            -            528
Other accruals                 406            4            -            410
---------------------------------------------------------------------------
    Total Current
      Liabilities            2,378          174            -          2,552
Long-term debt               4,271          565        4,891 (e)      9,727
Accrued dismantlement,
  removal and
  environmental costs          683          780         (780)(h)        683
Deferred income taxes        1,425            -            -          1,425
Employee benefit
  obligations                  480            -           33 (i)        513
Other liabilities and
  deferred credits             697           34            -            731
---------------------------------------------------------------------------
Total Liabilities            9,934        1,553        4,144         15,631
---------------------------------------------------------------------------

Company-Obligated
  Mandatorily Redeemable
  Preferred Securities
  of Phillips 66 Capital
  Trusts I and II              650            -            -            650
---------------------------------------------------------------------------

Total Common
  Stockholders' Equity       4,551        3,833       (3,833)         4,551
---------------------------------------------------------------------------
Total                      $15,135        5,386          311         20,832
===========================================================================
See Notes to Unaudited Pro Forma Financial Statements.


                                  4

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-----------------------------------------------------------------
Notes to Unaudited Pro Forma           Phillips Petroleum Company
Financial Statements


(a) Phillips' historical income statement and balance sheet for 1999 have been adjusted on a pro forma basis to reflect the March 31, 2000, disposition of the company's gas gathering, processing and marketing segment and the acquisition of
    30.3 percent of Duke Energy Field Services LLC as discussed in Phillips' Current Report on Form 8-K filed on April 13, 2000.

(b) Under the terms of the purchase agreement for ARCO Alaska, BP Amoco p.l.c. (BP) will retain a tax-advantaged
    $395 million tanker capital construction fund. Interest income on this capital construction fund in 1999 was $18 million.

(c) Phillips will conform ARCO Alaska's accounting policy on tertiary injection programs to Phillips', expensing the costs of such programs.

(d) The following is a preliminary estimate of the purchase price for ARCO Alaska:

                                                        Millions
                                                      of Dollars
                                                      ----------

     Base price                                           $6,475
     Estimated transaction-related costs                      10
     Special one-time purchase of crude oil inventory        170
     Adjustment to purchase price based upon
       West Texas Intermediate crude prices
       exceeding $25 per barrel and actual
       North Slope volumes sold                               73*
     Net cash generated between January 1, 2000,
       and closing, retained by BP                          (241)
     Phillips' assumption of ARCO Alaska marine
       terminal revenue bonds                               (265)
     -----------------------------------------------------------
     Adjusted cash price                                   6,222
     Use of cash on hand to make payments to BP           (1,031)
     -----------------------------------------------------------
     Debt incurred by Phillips to make cash
       payments to BP                                     $5,191
     ===========================================================
     *This is the adjustment for the period from January 1, 2000, through March 31, 2000. Another $427 million of contingent payments could be paid over the next five years, but the company does not believe such future payments are determinable beyond a reasonable doubt and so has not recorded the $427 million as an obligation. The making of such payments in the future will increase long-lived assets.


                                  5

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    The purchase price has been preliminarily allocated based on the fair value of the assets and liabilities acquired.
    Based upon the above preliminary estimate of the purchase price, Phillips does not anticipate recording goodwill related to the acquisition. The company expects the tax basis in the purchased assets to essentially equal the purchase price, so deferred tax liabilities at the time of acquisition are expected to be minimal.

    Based on this preliminary allocation of the purchase price to the various ARCO Alaska property, plant and equipment components and a preliminary estimate of the costs to remove such assets at the end of their useful lives (see Note (h)), Phillips estimates that amortization of undeveloped leasehold investment would have increased $7 million and depreciation, depletion and amortization (predominately unit-of-production) would have been $94 million higher in 1999.

(e) Phillips expects to incur $5,191 million of debt to make cash payments to BP (see Note (d)). Phillips is not assuming $300 million of debt owed by ARCO Alaska to BP, related to the construction of three new tankers. This results in a net adjustment to long-term debt of $4,891 million.

    At Phillips' present average commercial paper borrowing rate of 6.35 percent, the $5,191 million of additional debt would result in $330 million per year of interest expense. The company may refinance a portion of this commercial paper borrowing later in 2000. A one-eighth percent variance in the average borrowing rate would change pretax interest expense by $6 million.

(f) The pro forma adjustment to income taxes reflects the statutory federal and state income tax effects of the pro forma adjustments to ARCO Alaska's pretax income, and also includes the estimated effect of the acquisition on (1) the allocation of Phillips' interest expense deductions to various taxing jurisdictions, (2) the allocation of worldwide Phillips' taxable income to various states (including Alaska) that require unitary tax calculations, and (3) enhanced oil recovery tax credits.

(g) This is an estimate to reflect Phillips' $170 million fair value purchase of the crude oil inventory still in pipelines, tanks or on tankers at closing. BP's downstream business had previously purchased the crude oil from ARCO Alaska at the North Slope. This one-time special purchase of crude oil inventory will be recorded in cost of goods sold as the inventory is sold in the second quarter of 2000.


                                  6

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    As it is sold, it will be replaced by a lower-cost
    inventory, which will reflect related production and transportation costs. The pro forma income statement does not reflect this non-recurring item.

(h) Under Phillips' accounting policy and prevalent industry accounting practice for the acquisition of oil and gas businesses, Phillips will not record an initial liability for the estimated costs of removing properties, plants and equipment at the end of their useful lives. Instead, a preliminary estimate of $1,550 million of such removal costs will be accrued as an additional component of future depreciation, building the liability for removal gradually over the remaining lives of the properties, plants and equipment.

(i) A preliminary estimate of the existing projected benefit obligation assumed by Phillips for pension, retiree medical and retiree life insurance benefits for the entire ARCO
    Alaska work force is $33 million.


                                  7

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(c) Exhibits.

    None.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PHILLIPS PETROLEUM COMPANY


                                        /s/ Rand C. Berney
May 5, 2000                        -----------------------------
                                            Rand C. Berney
                                    Vice President and Controller


                                  9

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